                                                                   Exhibit 10.13

                                                                          [LOGO]
                                                                       Broadview
                                                                       Networks
-------------------------------------------------------------------------------
Existing Lease Abstract

Building:               Hood Business Park, 500 Rutherford Avenue, Boston

Lease Data:             TBD

Landlord:               Hood Business Park, LLC

Tenant:                 Community Networks

Premises:               Portion of the 2nd floor

Rentable Area:          Approximately 11,000 RSF - 3,000 office and 9,490 switch

Lease Term:             Ten (10) years

Lease Commencement:     Upon full execution and unconditional delivery of
                        lease documents.

Lease Expiration:       Ten (10) years from Lease Commencement

Rent Commencement:      Office: Upon Possession
                        Switch: Three (3) months from Possession

Base Rent:              Years l-5:      Office: $20.00 pRSF NNN
                                        Switch: $17.75 pRSF NNN

                        Years 6-l0:     Office: $23.00 pRSF NNN
                                        Switch: $20.40 pRSF NNN

Electricity:            $1.75 pRSF

Real Estate Taxes:      included in Operating Expenses figure.

Operating Expenses:     $4.15 pRSF, which should grow at approximately
                        2% per year

Use: General Office use and the installation and maintenance of equipment and facilities in connection with Community Networks' telecommunications business. Tenant may also use Premises as a switch, assuming Tenant acquires proper permits.

Sublet/Assignment:      Tenant may sublet all or a portion of the premises or
                        assign the lease to an affiliate, parent company or company under it's control without consent or to a non-affiliate company with prior written consent of owner, which may not be unreasonably withheld or delayed.

Parking:                Twenty (20) spaces at no charge.

Termination Option(s):  N/A

Expansion Option(s):    Landlord will work with Tenant to accommodate
                        expansion needs.

                                                                        EQUIS
-------------------------------------------------------------------------------
11/17/99

                                                                          [LOGO]
                                                                       Broadview
                                                                       Networks
-------------------------------------------------------------------------------

Security Deposit:       TBD

Right of First Refusal: N/A

Renewal Option(s):      Tenant shall have one five (5) year renewal option.

                                                                        EQUIS
-------------------------------------------------------------------------------
11/17/99

                                                                        N NORDIC

October 22, 1999



Mr. Brendan Callahan
Equis of New York
65 East 55th Street
15th Floor
New York, NY 10022

Dear Brendan:

As you requested, enclosed is a copy of the lease for Community Networks. Thanks for all your help.

I look forward to doing more transactions with you in the future.

Sincerely,

/s/ G. Kent Gonzales

G. Kent Gonzales
Project Manager

GKGLML

Enclosure








                                                               -----------------
                                                                 31 Third Avenue
                                                                  Burlington, MA
                                                                      01803-4470
                                                                   (781)272-4000
                                                               Fax (781)270-0359

[LOGO]community
       networks

Solutions that work for your business.



                                                      September 23,1999



Mr. Gary Buchman
Rachstein, Norman L Buchman, LLP
134O Centre Street-Suite 212
Newton Centre, MA 02459


Re: Community Networks, Inc. - Lease
    Hood Business Park, Charlestown, MA


Dear Mr. Buchman:

Enclosed please find four (4) copies of the above referenced lease agreement. Please return a fully executed copy to my attention as soon as possible.


We will deliver a $209,000 letter of credit within a week. If we are unable to provide a letter of credit by l0/4/99 we will provide a $209,000 cash deposit and subsequently "swap it out" for a letter of credit.

                                                      Sincerely,

                                                      /s/ Scott M. Matukas

                                                      Scott M. Matukas
                                                      VP - Administration

Cc: Joy Phanumas, Esquire
    Brendan Callahan
    Kent Gonzales





4518 Court Square, Suite 403, Long Island City, New York 11101 /718-707-8800
                                                              /Fax: 718-706-9575

                                     LEASE
                                     -----



LANDLORD:       Hood Business Park LLC, a Massachusetts
                Limited Liability Company


TENANT:         Community Networks, Inc., a New York
                Corporation


PREMISES:       Hood Business Park, Charlestown, Massachusetts


DATED:          September 23, 1999

                              TABLE OF CONTENTS
                              -----------------

   ARTICLE  CAPTION                                                PAGE
    I       REFERENCE DATA                                          1
            (A) Subjects Referred To                                1
            (B) Exhibits                                            3
    II      PREMISES                                                3
    III     TERM AND CONSTRUCTION                                   4
            (A) Term                                                4
            (B) Landlord's Required Work                            4
            (C) Tenant's Work                                       4
            (D) General Construction Provisions.                    5
            (E) Floor Area Measurement                              5
    IV      LANDLORD'S COVENANTS                                    5
            (A) Landlord's Covenants During The Term                5
            (B) Interruptions                                       5
    V       RENT                                                    6
            (A) Fixed Rent                                          6
            (B) Additional Rent - Taxes                             6
            (C) Additional Rent - Operating Costs                   8
            (D) Monthly Payments                                    10
            (E) Additional Rent -Electricity, Gas, Water & Sewer    10
    VI      TENANT'S COVENANTS                                      11
    VII     DEFAULT                                                 16
            (A) Events of Default                                   16
            (B) Obligations Thereafter                              17
    VIII    CASUALTY AND TAKING                                     17
            (A) Casualty And Taking                                 17
            (B) Reservation Of Award                                18
    IX      MORTGAGEE                                               18
            (A) Subordination To Mortgages                          18
            (B) Limitation On Mortgagee's Liability                 19
            (C) No Release Or Termination                           19
    X       GENERAL PROVISIONS.                                     20
            (A) Captions                                            20
            (B) Short Form Lease                                    20
            (C) Relocation                                          20
            (D) Notices                                             20
            (E) Successors And Assigns                              21
            (F) No Surrender                                        21
            (G) Waivers And Remedies                                21
            (H) Self-Help                                           21
            (I) Estoppel Certificate                                21
            (J) Waiver Of Subrogation                               23
            (K) Brokers                                             24
            (L) Landlord's Defaults                                 24
            (M) Effectiveness Of Lease.                             24
            (N) Hazardous Materials                                 24
            (0) Delays                                              25
    XI      SECURITY DEPOSIT                                        25
    XII     MODIFICATION                                            26
    XIII    OPTION                                                  26
            (A) Option Term                                         26
            (B) Option Rent                                         26

                       Exhibit A   Plan Showing Location Of The Building
                       Exhibit A-l Condition of Building
                       Exhibit A-2 Roof Space
                       Exhibit B   Landlord's Required Work
                       Exhibit C   Intentionally Omitted
                       Exhibit D   Landlord's Services
                       Exhibit E   Rules And Regulations
                       Exhibit F   Legal Description Of Lot

Lease dated as of the ____day of September, 1999, by and between Hood Business Park LLC, a Massachusetts Limited Liability Company, as landlord ("Landlord"), and Community Networks, Inc., a New York corporation, as tenant ("Tenant").

                                   ARTICLE I
                                REFERENCE DATA

1. (A) SUBJECTS REFERRED TO:

        Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1 (A):

LANDLORD'S ADDRESS: 90 Everett Avenue
                    Chelsea, MA 02150-2301

LANDLORD'S MANAGING AGENT: Nordblom Company
                           31 Third Avenue
                           Burlington, MA 01803-4470

TENANTS ADDRESS:    500 Rutherford Avenue
                    Charlestown. MA

BUILDING: That certain building designated as "500 Rutherford Avenue" upon Exhibit A.

RENTABLE FLOOR AREA OF TENANT'S SPACE:

        SWITCH: APPROXIMATELY 9490 SQUARE FEET
        OFFICE: APPROXIMATELY 3OOO SQUARE FEET

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:

        WAREHOUSE: 109,148 SQUARE FEET
        OFFICE:    191,716 SQUARE FEET

APPROXIMATE DELIVERYDATE:

            WITHIN THIRTY (30) DAYS OF LEASE EXECUTION. IF LANDLORD IS UNABLE TO DELIVER THE SWITCH SPACE TO TENANT WITHIN SAID THIRTY (30) DAYS, LANDLORD SHALL PROVIDE A SECURE AREA FOR STORAGE OF TENANT'S SWITCH EQUIPMENT UNTIL SUCH TIME AS LANDLORD DELIVERS THE SWITCH SPACE TO TENANT.

COMMENCEMENT DATE: UPON DELIVERY OF EITHER THE OFFICE SPACE OR THE SWITCH SPACE
                   TO TENANT WITH LANDLORD'S WORK SUBSTANTIALLY COMPLETE.

ORIGINAL TERM: TEN (10) YEARS AND THREE (3) MONTHS FROM THE COMMENCEMENT DATE

OPTION TERM:    ONE (1) OPTION FOR FIVE (5) YEARS

FIXED RENT:

        OFFICE SPACE
        COMMENCING UPON THE COMMENCEMENT DATE AND THEREAFTER:

        DURING THE FIRST (5) YEARS OF THE ORIGINAL TERM --
        $60,00.00 PER ANNUM; AND

        DURING EACH YEAR OF THE BALANCE OF THE ORIGINAL TERM --
        $69,000.00 PER ANNUM.

        SWlTCH SPACE:

        DURING THE FIRST THREE (3) MONTHS FOLLOWING THE COMMENCEMENT DATE NO FIXED RENT SHALL BE PAYABLE; THEREAFTER DURING THE BALANCE OF THE
        FIRST FIVE (5) YEARS OF THE ORIGINAL TERM -- $168,447.50 PER ANNUM; AND

        DURING EACH YEAR OF THE BALANCE OF THE ORIGINAL TERM -- $193,596.00 PER ANNUM.

ADDITIONAL RENT FOR TAXES AND OPERATING COSTS:
        PRO RATA.

SECURITY DEPOSIT:       LETTER OF CREDIT FOR AN AMOUNT NOT TO EXCEED
                        $209,000.00. PROVIDED TENANT IS NOT IN DEFAULT BEYOND
                        ANY APPLICABLE CURE PERIOD, SAID LETTER OF CREDIT SHALL
                        BE REDUCED TO $139.333.00 FOLLOWING THE FIFTH (5TH)
                        YEAR OF THE TERM.

GUARANTOR: TBD

PERMITTED USE:          GENERAL OFFICE USE AND THE INSTALLATION AND MAINTENANCE
                        OF EQUIPMENT AND FACILITIES IN CONNECTION WITH TENANT'S
                        TELECOMMUNICATIONS BUSINESS. WHILE TENANT'S INTENDED USE
                        OF THE DEMISED PREMISES AS A TELECOMMUNICATION SWITCH IS
                        PERMITTED UNDER CURRENT ZONING, ANY SPECIAL PERMITS,
                        REQUIREMENTS OF LAW OR LOCAL AUTHORITIES, CHANGES IN
                        CERTIFICATE OF OCCUPANCY, ETC. AS NECESSARY DUE TO
                        TENANT'S USE WILL BE AT TENANT'S SOLE COST AND EXPENSE.

PUBLIC LIABILITY INSURANCE LIMITS: BODILY INJURY:
                                $2,000,000
                PROPERTY DAMAGE:$  500,000
(B)EXHIBITS

        The exhibits listed below in this Section are incorporated in this lease by reference and are to be construed as part of this lease:

                       Exhibit A   Plan Showing Location Of the Building
                       Exhibit A-l Condition of Building
                       Exhibit A-2 Roof Space
                       Exhibit B   Landlord's Required Work
                       Exhibit C   Intentionally Omitted
                       Exhibit D   Landlord's Services
                       Exhibit E   Rules And Regulations
                       Exhibit F   Legal Description Of Lot


                                  ARTICLE II
                                   PREMISES

2. PREMISES

        Subject to and with the benefit of the provisions of this lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's space on the second floor of the Building, excluding exterior faces of exterior walls, all common facilities of the Building and all building service fixtures and equipment serving (exclusively or in common) other parts of the Building. Tenant's space includes approximately nine thousand four hundred ninety (9,490)square feet of switch space and three thousand (3,000) square feet of office space on the second floor of the Building. The Building is outlined in red upon the plan attached as Exhibit A. Tenant's space, with such exclusions, is hereinafter referred to as "the demised premises". In addition, Tenant shall have the exclusive right to use that portion of the roof outlined on Exhibit A-2 to install and maintain certain equipment (other than antennae and other transmitting devices) approved by Landlord and at no additional charge. Tenant shall have, as appurtenant to the demised premises, the right to use in common with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (i) the common facilities, including cafeteria and exercise room (without monthly or annual fees, except as provided for as part of Operating Expenses) from time to time included in the Building or on the parcel of land on which the Building is located (said parcel being more particularly described in Exhibit F and being hereafter referred to as "the Lot"), to the extent from time to time designated by Landlord; and
(ii) the building service fixtures and equipment serving the demised premises. The Lot is represented by the area outlined by a bold line upon said Exhibit A. It is understood and agreed that said plan is intended only to show the approximate size of the Lot as presently constituted and the approximate size and location of the Building and for no other purpose. Landlord reserves the right from time to time (a) to install, repair, replace, use, maintain and relocate for service to the demised premises and to other parts of the, Building or either, building service fixtures and equipment wherever located in the Building; (b) to alter, relocate or eliminate any other common facility; (c) to designate specific parking areas upon the Lot to be for the exclusive use of one or more users thereof; (d) to designate specific traffic routes for trucks and other delivery vehicles; (e) to alter the size of the Building, including, without limitation, converting warehouse space to office space or office space to warehouse space; and (f) to increase and/or decrease the size of the Lot by the acquisition of adjacent land and/or the disposition of any portions thereof. No such increase or decrease shall be deemed to have occurred until Landlord shall give Tenant notice thereof. Landlord shall designate parking for at least twenty
(20) cars as "Reserved for Customers" reasonably proximate to the Building entrance. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably adversely impair access to or egress from the demised premises.

                                  ARTICLE III
                             TERM AND CONSTRUCTION

3.      (A)     TERM

        To have and to hold for a period of ten (10) years ("the original Term" or "the Term") commencing when the office space or switch space, whichever occurs first, are deemed ready for occupancy as provided hereinbelow (being hereafter referred to as "the Commencement Date") and, unless sooner terminated as provided herein, ending at the end of the Term; provided that if the Term (calculated as aforesaid) would expire prior to the last day of a calendar month, the Term shall be extended so as to expire on the last day of such calendar month.

        (B)     LANDLORD'S REQUIRED WORK

        Landlord agrees to use reasonable efforts to complete Landlord's Required Work (described in Exhibit B) on or before the Approximate Delivery Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The demised premises shall be deemed ready for occupancy on the substantial completion of Landlord's Required Work in the office space and/or switch space and the delivery of either the office space or the switch space to Tenant.

Landlord shall permit Tenant access (at Tenant's sole risk) for installing equipment and furnishings in the demised premises prior to the Term if it can be done without material interference with, or delay of, Landlord's work in the demised premises and/or in other portions of the Building.

        Notwithstanding, the foregoing provisions of this Section (B), if the demised premises are not deemed ready for occupancy on or before the first anniversary of the Approximate Delivery Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this lease at any time within ten days thereafter (but only if the demised premises are still not deemed ready for occupancy) by giving notice to Landlord of such cancellation, which cancellation shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to make the demised premises ready for occupancy. Furthermore, if the term of this lease shall not have commenced on or before the third anniversary of the Approximate Delivery Date, this lease shall thereupon automatically terminate.


        (C)     TENANT'S WORK

        Intentionally Omitted.

        (D)     GENERAL C0NSTRUCTION PROVISIONS

        All construction work required or permitted by this lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurance rating or inspection bureaus having jurisdiction over the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's Required Work shall be deemed to have been performed upon the Commencement Date except for items which are incomplete or do not conform with the requirements of Exhibit B and as to which Tenant shall, in either case, have given written notice to Landlord prior to the Commencement Date.

        (E)     FLOOR AREA MEASUREMENT

        Within sixty (60) days following the Commencement Date, Tenant may engage an independent certified architectural surveyor to measure the actual floor area of the demised premises. Tenant's architect or surveyor shall determine the floor area by measuring same from the outside of any exterior walls to the center of any interior demising walls. If the architect's, or surveyor's measurements of the floor area of the demised premises is less than the rentable floor area of Tenant's space as set forth in Article 1 above by three percent (3%) or more, Fixed Rent and Tenant's proportionate share of taxes and Operating Costs shall be proportionately reduced. If the variance is less than three percent (3%) of the floor area of the demised premises, or if the demised premises shall contain more square foot of floor area than as set forth in Article 1 above, no adjustment shall be made.

                                  ARTICLE IV
                             LANDLORD'S COVENANTS

4.      (A)     LANDLORD'S COVENANTS DURING THE TERM:

        Landlord covenants during the Term:

        (1) To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D; and

        (2) Except as otherwise provided in this lease, to make such structural repairs to the roof, exterior walls, and common facilities of the Building, the Lot and the demised premises as may be necessary to keep them in serviceable condition.

        (B)     INTERRUPTIONS

        Except as otherwise expressly provided herein, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from (a) power losses or shortages, or (b) the necessity of Landlord's entering the demised premises for any of the purposes in this lease authorized, including without limitation, for repairing or altering the demised premises or any portion of the Building or for bringing materials into and/or through the demised premises in connection with the making of repairs or alterations.

        In case Landlord is prevented or delayed from making any repairs, alterations or improvements or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VIII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the demised premises. Landlord reserves the right to stop any service or utility system when necessary, in Landlord's reasonable opinion by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs (in which case Landlord shall give such notice as is reasonably practicable under the circumstances), Landlord will give Tenant reasonable advance notice of any contemplated stoppage and, in any event, Landlord will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord agrees that if there is such a stoppage of such service or utility system for more than ten (10) business days, and if Tenant cannot reasonably conduct its business in the demised premises as a result thereof, Fixed Rent shall thereafter abate until such service or utility system is restored or Tenant is again able reasonably to conduct its business in the demised premises.

                                  ARTICLE V
                                     RENT

5.      (A)     FIXED RENT

        Tenant agrees to pay, without any offset or reduction whatever {except as made in accordance with the express provisions of this lease), fixed monthly rent equal to 1/12th of the Fixed Rent, such rent to be paid in equal installments in advance on the first day of each calendar month included in the Term, except as otherwise set forth in Section (A) of Article 1 above; and for any portion of a calendar month at the beginning or end of the Term, a portion of such fixed monthly rent, prorated on a per diem basis. All payments of Fixed and additional rent shall be made in lawful money of the United States and shall be made to Hood Business Park LLC and sent to Landlord's Managing Agent at Managing Agent's Address set forth in Section (A) of Article I above, or to such other person and/or at such other address as Landlord may from time to time designate.

        If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid within ten (10) days of when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) fifteen percent (15%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder.

        (B)     ADDITIONAL RENT -TAXES

        (1) For the purposes of this Section, "Tax Year" shall mean the twelve month period in use in the City of Boston for the purpose of imposing ad valorem taxes upon real property. In the event that said City changes the period of its tax year, "Tax Year" shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on an anniversary of such date during the Term of this lease. For purposes of this Section "the Property" shall mean the Lot and all improvements thereon from time to time, including the Building; and "the Factor" shall mean a fraction the

        (7) As of the Commencement Date, Landlord represents and warrants that Landlord has paid in full all currently due taxes; and Landlord shall pay when due all future taxes provided Tenant makes timely payment of same.

        (C)     ADDITIONAL RENT - OPERATING COSTS

        (1) For the purposes of this Section, the following terms shall have the following respective meanings:

        Operating Year: Each successive fiscal year (as adopted by Landlord) in which any part of the Term of this lease shall fall.

        "Operating Expenses" shall mean all costs or expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, landscaping and grounds maintenance parking lot operation and maintenance, security, operation and repair of ventilating and airconditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building, (but excluding the reheat units in Tenant's VAV units); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property; attorneys'fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses; and a management fee at market rates customarily paid with respect to buildings similar to the Building.

There shall not be included in such Operating Expenses brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; or expenditures made by Tenant with respect to
(i) cleaning, maintenance and upkeep of the demised premises; and (ii) the provision of electricity to the demised premises. Operating Expenses shall not include (1) the initial costs of equipment properly chargeable to the capital account consisting of items of real estate in nature and the original costs of constructing the Common Areas; (2) expenses for which the Landlord is or will be reimbursed by another source (excluding tenant reimbursement for Operating Expenses) including repair or replacement of any item covered by warranty; (3) costs incurred to benefit (or as a result of) a specific tenant or items and services selectively supplied to any specific tenant; (4) expenses for the defense of the Landlord's title to the demised premises or the Building;
(5) depreciation and amortization of the Building, financing costs, including interest and principal debts; (6) charitable or political contributions; (7) costs of improving or renovating space for a tenant or space vacated by a tenant; (8) expenses paid directly by Tenant for any reason (such as excessive utility use); (9) any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard, but only to the extent of the insurance proceeds received by Landlord therefor; (10) any other amounts as a result of Landlord's violation or failure to comply with any governmental regulations and rules or any court order, decree or judgment; (11) leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants;
(12) rental on ground leases or other underlying leases; and (13) attorneys' fees, accounting fees and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building or with other third parties except as specifically provided in the lease. Landlord agrees that it shall not charge Tenant twice for any Operating Expenses, and to the extent any personnel of Landlord shall perform services for other properties of Landlord or its affiliates, the cost of such personnel shall be appropriately prorated.

If, during the Term of this lease, Landlord shall replace any capital items or make any capital expenditures reasonably necessary to maintain the structural integrity of the demised premises or the Building or of the utility systems servicing the demised premises, or which result in reducing Operating Expenses (collectively called "capital expenditures") the total amount of which is not properly included in Operating Expenses for the calendar year in which they were made, there shall nevertheless be included in Operating Expenses for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item]; and
(ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

        The foregoing are intended to describe only the extent of potential cost and expenses and impose no obligation on Landlord to incur same.

        The Factor: As defined in Section (B) above.

        Building's Share of Operating Expenses: One hundred percent (100%)of the Operating Expenses with respect to the Building plus the product of the Operating Expenses with respect to the Lot and a fraction the numerator of which is the rentable floor area contained within the Building and the denominator of which is the rentable floor area contained within all of the buildings located upon the Lot and not separately maintained by the tenants thereof.

        (2) During the Term commencing on the Commencement Date Tenant shall pay to Landlord, as additional rent, an amount equal to the Building's Share of Operating Expenses for each Operating Year multiplied by the Factor, such amount to be apportioned on a per diem basis for any fraction of an Operating Year contained within the Term.

        (3) In the event of any taking by eminent domain under circumstances whereby this lease shall not terminate, each of the Building's Share of Operating Expenses and the Factor shall be appropriately adjusted to reflect any change in rentable floor area.

        (D) MONTHLY PAYMENTS

        Payment on account of the additional rent described in Sections (B) and
(C) above shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of Fixed Rent. For an initial period from the Commencement Date until the end of the Tax Year during which the term of this lease shall commence, the monthly amount so to be paid shall be that amount equal to one twelfth (1/12th) the product of $4.15 and the square foot floor area of the demised premises, being that amount reasonably estimated by Landlord for such purpose at the commencement of the Term. Promptly after the end of said Tax Year, and promptly after the end of each Tax Year thereafter, Landlord shall make a determination of Tenant's share of real estate taxes and Operating Expenses; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Section
(D); and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall make a suitable payment to Landlord. The initial monthly payment on account of said additional rent shall be replaced after Landlord's determination of Tenant's share for the preceding Tax Year by a payment which is one-twelfth (l/l2th)of Tenant's actual share thereof for the immediately preceding Tax Year, with adjustments as appropriate where such period is less than a full twelve-month period. Appropriate adjustments shall be made in said monthly payment if the real estate taxes upon the Property for the current Tax Year shall be known prior to the end of said Tax Year and/or if real estate taxes shall be payable to the taxing authority in installments, all to the end that as each payment of real estate taxes shall become payable Landlord shall have received from Tenant payments sufficient in amount to pay Tenant's share of the Building's Share of Real Estate Taxes then payable by Landlord. At Landlord's election, Landlord may use its fiscal year rather than Tax Years for purposes of the adjustments described in this Section. Landlord shall provide Tenant with copies of invoices upon request but in any event not more often than once per year.

        (E)     ADDITIONAL RENT - ELECTRICITY, GAS, WATER & SEWER

        (1) The demised premises shall have utility meters measuring only the amount of the utilities consumed in the demised premises, and commencing upon Tenant's entry into the demised premises to perform Tenant's work, Tenant shall pay to the utility companies furnishing such utilities, promptly upon the receipt of bills therefor, the cost of such utilities consumed in the demised premises.

        (2) Tenant's use of electricity in the demised premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the demised premises. Landlord represents that the existing feeders, risers, and wiring installations in the Building are capable of supplying without any adverse impact on other occupants or the need for upgrading electrical service, and there shall be available to the perimeter of the demised premises on the Commencement Date, at least 1200 Amperes of electric service. The cost of bringing said electric service from the main utility source in the Building to the demised premises shall be Tenant's obligation and at Tenant's cost and expense.

                                  ARTICLE VI
                              TENANT'S COVENANTS

6.      TENANT'S COVENANTS DURING THE TERM.

        Tenant covenants during the Term and such other time as Tenant occupies any part of the demised premises:

        (1) To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the demised premises (including, without limitation, Tenant's fixtures and equipment)regardless to whomever assessed, and (c) all charges by any public utility for telephone and other utility services rendered to the demised premises;

        (2) Except as otherwise provided in Article VIII and Section 4(A)(2), to keep the demised premises in good order, repair and condition, reasonable wear only excepted; to replace all light bulbs as necessary; maintain and replace all interior glass; keep all utilities, pipes, conduits, drains and other installations exclusively used in connection with the demised premises (other than the tie-ins to the Building's life, safety and fire systems which shall be Landlord's obligation to repair and maintain), including, without limitation, the heating, ventilating and air conditioning systems which serve only the demised premises in good order, condition and repair; and at the expiration or termination of this lease peaceably to yield up the demised premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and those claiming under Tenant and any items the removal of which is required by any agreement between Landlord and Tenant (or specified therein to be removed at Tenant's election and which Tenant elects to remove), and repairing all damage caused by such removal and restoring the demised premises and leaving them clean and neat. Notwithstanding anything to the contrary contained herein, Tenant shall forthwith remove from the demised premises (repairing any damage caused by such removal) any installations, alterations, additions or improvements made by Tenant without Landlord's consent or which Landlord, at the time of granting consent thereto, requests Tenant to remove. Tenant shall remove same within thirty (30) days after the expiration or termination of the term of this lease, such removal to include returning the previously modified portions of the demised premises to their condition prior to the making of such installations, alterations, additions or improvements. Tenant's obligations hereunder shall survive the expiration or termination of the term of this lease. For purposes of this Section (2)the word "repairs" includes the making of non structural replacements when necessary. Upon the expiration or sooner termination of this lease, whether or not6t such termination is a result of default, Tenant shall have the right, at its expense, to remove from the demised premises all items and nonstructural characteristics that are indicative of Tenant's business, and otherwise to "deidentify" the demised premises, as Tenant reasonably believes necessary or appropriate for the protection of Tenant's interest in Tenant's trademarks, tradenames, copyrights and other proprietary interests, provided Tenant shall repair any damage to the demised premises caused by the removal thereof, which repair shall include the patching and filling of holes. In no event shall Tenant remove any restrooms, flooring, ceilings or electrical systems. All other utility systems will be capped and returned to a condition compatible with code requirements. Any removal of furnishings, machinery, fixtures, equipment, improvements, or personal property by Tenant shall be conducted in a good and workmanlike manner, and Tenant shall diligently and promptly repair or restore any injury or damage done to the demised premises in connection with such removal;

        (3) Continuously from the Commencement Date, to use and occupy the demised premises only for the Permitted Use; and not to injure or deface the demised premises, Building, or Lot; and not to permit in the demised premises any auction sale, nuisance, or the emission from the demised premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building (or any portion thereof)or its contents, or liable to render necessary any alteration or addition to the Building. Tenant shall obtain Landlord's consent prior to the installation of antennae or other transmitting devices on the roof of the Building, and Tenant shall pay the fair market rent (determined in the same manner as set forth in Section (B)of Article 13 below) for locating said antennae and/or equipment on the roof of the Building. Landlord represents and warrants to Tenant that (i) Tenant's permitted use of the demised premises shall not in and of itself violate any of the provisions of this lease or the provisions of any grant, lease, or mortgage to which this lease is subordinate; (ii) the certificate of occupancy for the Building permits the use of the demised premises by Tenant for the purpose set forth in Article 1 above; (iii) Tenant's use of the demised premises for the purposes specified herein will not in and of itself violate Landlord's insurance policies which shall be in effect immediately prior to the beginning of the Term of this lease, nor increase the premiums therefor;

        (4) To comply with the rules and regulations set forth in Exhibit E and all other reasonable rules and regulations hereafter made by Landlord (but only after copies thereof have been delivered to Tenant) for the care and use of the Building and Lot and their facilities and approaches, it being expressly understood, however, that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such rules and regulations. The lease provisions shall control and supersede any contradictory or inconsistent provisions contained in the rules and regulations or in any Exhibit to this lease;

        (5) To keep the demised premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and/or any insurance inspection or rating bureau having jurisdiction, and to procure all licenses and permits required because of any use made by Tenant and, if requested by Landlord, to do any work required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use;

        (6) Not without the prior written consent of Landlord (which consent Landlord agrees that it shall not unreasonably withhold), to assign, hypothecate, pledge or otherwise encumber this lease, to make any sublease or to permit occupancy of the demised premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and as additional rent, to reimburse Landlord promptly upon demand for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. If Landlord shall consent to any assignment of this lease by Tenant or a subletting of the whole of the demised premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if Landlord shall consent to a subletting of a portion of the demised premises by Tenant at a rent in excess of the subleased portion's prorata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, fifty percent (50%) of any such excess rent. Each request by Tenant for permission to assign this lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this Section (6), the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises. Tenant agrees, however, that neither it nor anyone claiming under it shall enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the demised premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such purported sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the demised premises. Tenant further agrees that any sublease, license, concession or agreement, for use, occupancy or utilization of space in the demised premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. Tenant further agrees that if a sublease is entered into, neither the rent payable thereunder nor the amount thereof passed oh LO any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space. If and whenever Tenant shall not be a so-called "publicly held" company, it is understood and agreed that the transfer of fifty percent (50%)or more of the stock in Tenant of any class (whether at one time or at intervals)shall constitute an "assignment" of Tenant's interest in this lease. Notwithstanding The foregoing, during such time as Tenant shall not be a publicly held corporation, transfers of stock (i)by and among existing shareholders; (ii) pursuant to an initial public offering; and
(iii) transfers of stock for estate planning to immediate family members of existing shareholders, or trusts created therefore, shall not be deemed an assignment of this lease. If there shall be any assignment or subletting by Tenant pursuant to the provisions of this paragraph, Tenant shall remain primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that of such assignee. It is expressly understood and agreed that no assignment of Tenant's interest in this lease shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant. Landlord hereby agrees, however, that Tenant may assign its interest in this lease or sublet the whole of the demised premises to
a)a corporation which owns all of the outstanding stock of Tenant (" Tenant's Parent"); (b)a corporation wholly owned by Tenant or by Tenant's Parent (" a Subsidiary"); or (c)a corporation resulting from the consolidation or merger of Tenant with any other corporation. Landlord agrees, further, that it shall not unreasonably withhold, delay or condition its consent to an assignment of this lease to an entity which shall acquire all or substantially all of the assets or stock of Tenant. Notwithstanding the foregoing provisions, if the assignment or subletting is to a Subsidiary, said assignment or subletting shall be valid only for such period of time as said Subsidiary is wholly owned by Tenant or Tenant's Parent. In the event that Tenant or Tenant's Parent shall ever sell or otherwise transfer any interest in said Subsidiary to another person or entity, unless Landlord shall have specifically assented thereto, the same shall be deemed to be a material breach of this lease;

        (7) To defend Landlord, with counsel acceptable to Landlord, save Landlord harmless from, and indemnify Landlord against any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel's fee): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or anyone claiming under Tenant, or from any use made or thing done or occurring upon or about the demised premises but not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii)resulting from the failure of Tenant to perform and discharge its covenants and obligations under this lease beyond any applicable cure period;

        (8) To maintain public liability insurance upon the demised premises in amounts which shall, at the beginning of the Term, be at least equal to $2,000,000.00 for bodily injury or death to one or more individuals and $500,000.00 for damage to property, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the demised premises are located upon property similar in type and use to the demised premises. Such insurance shall name Landlord, Landlord's Managing Agent, and Landlord's Mortgagee as additional insureds. Tenant shall deliver to Landlord certificates thereof, at least fifteen (15) days prior to the Commencement Date, and each renewal policy or certificate thereof, at least fifteen (15)days prior to the expiration of the policy it renews. Each such policy shall be written by a responsible insurance company authorized to do business in the Commonwealth of Massachusetts and shall provide that the same shall not be modified or terminated wit! lout at least twenty (20) days' prior written notice to each named insured;

        (9) To keep all employees working in the demised premises covered by workmen's compensation insurance in amounts required by law, and to furnish Landlord with certificates thereof;

        (10) To permit Landlord and its agents entry: to examine the demised premises at reasonable times upon prior reasonable notice (except in an emergency when Landlord may enter at any time)and, if Landlord shall so elect, to make repairs, alterations and replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the demised premises to prospective tenants during the nine (9) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Landlord agrees that in exercising its rights pursuant to this subsection (l0). it shall not unreasonably interfere with Tenant's conduct of business in the demised premises;

or
        (11) Not to place a load upon any part of the tloor of the demised premises exceeding that for which said floor was designed or in violation of what is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the demised premises except in such manner and at such times as Landlord shall approve in writing in each instance. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to confine such vibration or noise to the demised premises. Tenant shall have the right to place a reasonable amount of heating, ventilating and air conditioning equipment approved by Landlord on the roof of the Building in locations and in a manner reasonably acceptable to Landlord at no additional charge. Landlord warrants that the floor load capacity of the demised premises is 150 lbs. per square foot;


        (12) All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this lease or any occupancy of the demised premises by Tenant or anyone claiming under Tenant, may be on the demised premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord. Unless caused by the gross negligence or willful act of Landlord, its agents, servants, employees or contractors;

        (13) To pay promptly when due the entire cost of any work done on the demised premises by Tenant and those claiming under Tenant; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the demised premises; and immediately to discharge any such liens which may so attach after notice;

        (14) Not to make any alterations, improvements, changes or additions to the demised premises without Landlord's prior written consent. Tenant shall have the right to tie the switch space into and or connect same with the vents, pipes, ducts and conduits of the Building in connection with Tenant's initial work to prepare the switch space for Tenant's occupancy and the providing of utility services thereto, all in accordance with plans and specifications approved by Landlord;

        (15) To pay to Landlord one hundred seventy five percent (175%)of the total of the Fixed Rent and additional rent then applicable for each month or portion thereof that Tenant shall retain possession of the demised premises or any part thereof after the termination of this lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; however, the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this lease or as a matter of law;

        (16) To insure the contents, equipment, and improvements of Tenant and those claiming under Tenant, under policies covering at least fire and the standard extended coverage risks, in amounts equal to eighty percent (80%)of the replacement cost thereof, the terms of which policies shall provide that such insurance shall not be canceled without at least twenty (20) days' prior written notice to Landlord. Copies of such insurance policy or policies, or certificates there of, shall be delivered to Landlord at least fifteen (IS)days prior to the Commencement Date and each renewal policy or certificate thereof, at least fifteen (15)days prior to the expiration of the policy it renews. Notwithstanding anything contained to the contrary contained in this lease, Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant's property and Landlord shall sign waivers of lien reasonably acceptable to Landlord in connection with Tenant's personal property. Tenant may carry the aforesaid policies under blanket policies provided the demised premises is separately identified thereon; and

        (17)* To pay Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant in this lease.

                                  ARTICLE VII
                                    DEFAULT

7.      (A)     EVENTS OF DEFAULT

        (1) If Tenant shall default in the payment of Fixed Rent, additional rent or other payments required of Tenant, and if Tenant shall fail to cure said default within ten (10)days after receipt of notice of said default from Landlord, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within fifteen days after receipt of notice of said default from Landlord (but if longer than fifteen days shall be reasonably required to cure said default, then if Tenant shall fail to commence the curing of such default within fifteen days after receipt of said notice and diligently prosecute the curing thereof to completion), or (3) if any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant or Guarantor shall make an assignment of its property for the benefit of creditors, or (5) if Tenant or Guarantor shall be declared bankrupt or insolvent according to law, or (6) if any bankruptcy or insolvency proceedings shall be commenced by or against Tenant or Guarantor and, if against, if not dismissed within ninety
(90)days, or (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's or Guarantor's property, and such appointment is not stayed after seven (7) business days, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and upon five (5) days notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, and hold the demised premises as if this lease had not been made, and expel by judicial proceeding Tenant and those claiming under it and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of this lease), and upon entry as aforesaid (or in the event that Landlord shall send Tenant notice of termination as above provided, on the fifth day next following the date of the sending of the notice), the term of this lease shall terminate. Notwithstanding the provisions of clause (1) of the immediately preceding sentence, if Landlord shall have rightfully given Tenant notice of default pursuant to either or both of said clauses twice during any twelve-month period, and if Tenant shall hereafter default in the payment of Fixed Rent, additional rent or other payments required of Tenant, then Landlord may exercise the right of termination provided for it in said immediately preceding sentence without first giving Tenant notice of such default and the opportunity to cure the same within the time provided in said clause (1). Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

        (B)     OBLIGATIONS THEREAFTER

        In case of any such termination, Tenant will indemnify Landlord each month against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the Term; or at the election of Landlord, exercised at the time of termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the Term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire before or after the expiration of the Term, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any reasonable expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attornes' fees and brokers fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Fixed Rent, additional rent and all other payments due from Tenant to Landlord.

                                 ARTICLE VIII
                              CASUALTY AND TAKING

8.      (A)  CASUALTY AND TAKING

        In case during the Term all or any substantial part of the demised premises, the Building, or Lot or any one or more of them, are damaged by fire or any other casualty or by action of public or other authority or are taken by eminent domain, this lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within thirty days after the occurrence of the event giving rise to the election to terminate. Said notice shall, in the case of damage as aforesaid, specify the effective date of termination which shall be not less than thirty nor more than sixty days after the date of notice of such termination. In the case of any such taking by eminent domain, the effective date of the termination shall be the day on which the taking authority shall take possession of the taken property. Fixed Rent and additional rent shall be apportioned and adjusted as of the effective date of any such termination. If in any such case the demised premises are rendered unfit for use and occupation and this lease is not so terminated, Landlord shall use due diligence to put the demised premises, or, in the case of a taking, what may remain thereof (excluding any items which Tenant may be required or permitted to remove from the demised premises at the expiration of the Term) into proper condition for use and occupation, but Landlord shall not be required to spend more than the net proceeds of insurance or award of damages it receives therefor, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury to the demised premises shall be abated until the demised premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the demised premises, a just proportion of the Fixed Rent shall be abated for the remainder of the Term. Notwithstanding the foregoing, if there shall be damage or destruction to the demised premises by fire or other casualty which shall not be repaired or restored by Landlord within a period of twelve (12) months after the date of such damage or destruction, then Tenant, as Tenant's sole remedy, may terminate the Term of this lease by notice to Landlord within sixty (60) days after the expiration of such twelve (12) month period; provided that said repair or restoration shall not have been completed prior to the receipt by Landlord of said notice. If any damage or destruction occurs to the demised premises during the last year of the Term and the cost to repair the damage exceeds Twenty Five Thousand Dollars ($25,000.00), either Landlord or Tenant may terminate this lease upon giving the other party thirty (30) days written notice; provided, however, that if Landlord notifies Tenant that it wishes to terminate this lease pursuant to the foregoing sentence, then Tenant may, if it has not already done so, exercise its right to extend the Term of the lease, whereupon Landlord's election to terminate shall be null and void.

        (B)     RESERVATION OF AWARD

        Landlord reserves to itself any and all rights to receive awards made for damage to the demised premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of any exercise of the right of eminent domain or by reason of anything done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable equipment installed by Tenant or anybody claiming under Tenant at its own expense or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages.

                                  ARTICLE IX
                                  MORTGAGEE

9.      (A)     SUBORDINATION TO MORTGAGES

        It is agreed that the rights and interest of Tenant under this lease shall be: (i) subject and subordinate to the lien of any present or future first mortgage and to any and all advances to be made thereunder, and to the interest thereon, upon the demised premises or any property of which the demised premises are a part, if the holder of such mortgage shall elect, by notice to Tenant, to subject and subordinate the rights and interest of Tenant under this lease to the lien of its mortgage; or (ii) prior to the lien of any present or future first mortgage, if the holder of such mortgage shall elect, by notice to Tenant, to give the rights and interest of Tenant under this lease priority to the lien of its mortgage. It is understood and agreed that the holder of such mortgage may also elect, by notice to Tenant, to make some provisions hereof subject and subordinate to the lien of its mortgage while granting other provisions hereof priority to the lien of its mortgage. In the event of any of such elections, and upon notification by the holder of such mortgage to that effect, the rights and interest of Tenant under this lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to evidence or to give notice of such subordination or priority. Tenant also agrees that if it shall fail at any time after twenty (20) days notice to execute, acknowledge and deliver any such instrument reasonably requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demised premises or any property of which the demised premises are a part shall be superior or subordinate to this lease and the lien hereof, Tenant agrees that it will, upon request, attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Tenant further agrees that it shall not subordinate its interest in this lease, to the lien of any junior mortgage, security agreement or lease affecting the demised premises, unless the holder of the first mortgage upon the demised premises or property which includes the demised premises shall consent thereto. Notwithstanding anything to the contrary contained in this Article 9, Landlord shall use its best efforts to cause the holder of such mortgage to enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage, Tenant's possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default under this lease beyond any applicable cure period.

        (B)     LIMITATION ON MORTGAGEE'S LIABILITY

        Upon entry and taking possession of the mortgaged premises for any purpose, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession Landlord, not such mortgage holder, shall have the duty to perform all of Landlord's obligations hereunder. No such holder shall be liable, either as a mortgagee or as holder of a collateral assignment of this lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall succeed to Landlord's interest herein through foreclosure of its mortgage or the taking of a deed in lieu of foreclosure, and thereafter such mortgage holder shall not be liable for the performance of any of Landlord's obligations hereunder, except for the performance of those obligations which arise during the period of time that such mortgage holder holds Landlord's right, title and interest in this lease, such liability to be limited to the same extent as Landlord's liability is limited pursuant to Section 10(E)hereof.

        (C)     NO RELEASE OR TERMINATION

        No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this lease, or by law, to be relieved of any of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or a termination of this lease unless
(i) Tenant shall have first given written notice of Landlord's act or failure to act to

Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would be the basis of Tenant's rights and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section (C) shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition. Finally, Tenant agrees that so long as any present or future mortgage shall remain in effect Tenant shall not alter, modify, amend, change, surrender or cancel this lease nor pay the rent due hereunder in advance for more than thirty (30) days, except as may be required herein, without the prior written consent of the holder thereof, and Tenant will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose such mortgage.

                                   ARTICLE X
                              GENERAL PROVISIONS

        10.     (A) CAPTIONS

        The captions of the Articles are for convenience and are not to be considered in construing this lease.

        (B)     SHORT FORM LEASE

        Upon request of either party both parties shall execute and deliver a short form of this lease in form appropriate for recording, and if this lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. No such short form lease shall contain any indication of the amount of the rentals payable hereunder by Tenant.

        (C)     RELOCATION

        Intentionally Omitted.

        (D)     NOTICES

        All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, by mailing the same by Express Mail or by having the same delivered by a commercial delivery service such as Federal Express, UPS, Purolator Courier and the like. If given to Tenant the same shall be directed to Tenant at Tenant's Address, with a copy to Littman Krooks Roth and Ball P.C., 655 Third Avenue, 20th Floor, New York, New York 10012, with a further copy to Scott Matukas, Community Networks, 45-18 Court Square, Suite 403, Long Island City, New York 11101, or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be directed to Landlord at Landlord's Address, or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. In the event the notice directed as above provided shall not be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service or delivery service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the first business day on which delivery was so attempted.

        After receiving notice from Landlord or from any person, firm or other entity holds a mortgage which includes the demised premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

        (E)     SUCCESSORS AND ASSIGNS

        The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Landlord named herein and each successive owner of Landlord's interest in this lease shall be liable only for the obligations of Landlord accruing during the period of its ownership. Whenever Landlord's interest in this lease is owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually. Without limiting the generality of the foregoing, and whether or not Landlord's interest in this lease is owned by a trustee or trustees, Tenant specifically agrees to look solely to Landlord's interest in the Building and Lot for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any trustee, beneficiary or shareholder of any trust estate for which Landlord acts nor any person or entity claiming by, through or under Landlord shall ever otherwise be personally liable for any such judgment.

        (F)     NO SURRENDER

        The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this lease or a surrender of the demised premises.

        (G)     WAIVERS AND REMEDIES

        The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 6(4), whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building be deemed a waiver of any such rules or regulations as far as Tenant is concerned. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to it. The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this lease. In addition to the other remedies provided in this lease, Landlord shall be entitled to the restraint by injunction of tie violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease or to a decree compelling specific performance of any such covenants, conditions or provisions. If any term1 of this lease, or the application thereof to any person or circumstances shall be held, to any extent, to be invalid or unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term of this lease shall be valid and enforceable to the fullest extent permitted by law. If any interest to be paid by Tenant hereunder shall exceed the highest lawful rate which Landlord may recover from Tenant, such interest shall be reduced to such highest lawful rate of interest.

        (H)  SELF-HELP

        If Tenant shall at any time default in the performance of any obligation under this lease, Landlord shall have the right, but shall not be obligated, to enter upon the demised premises and to perform such obligation, notwithstanding the fact that no specific provision for such performance by Landlord is made in this lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest, from the time paid by Landlord until the time Tenant repays the same to Landlord, at the rate of interest per annum as set forth in Section (A)of Article V above, shall be deemed to be additional rent and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing right without waiving any other of its rights or releasing Tenant from any of its obligations under this lease. If Landlord shall at any time default in the performance of any obligation under this lease, Tenant shall have the right, but shall not be obligated, to enter upon the demised premises and to perform such obligation, notwithstanding the fact that no specific provision for such performance by Tenant is made in this lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Tenant (together with interest, from the time paid by Tenant until the time Landlord repays the same to Tenant, at the rate of interest per annum as set forth in Section (A)of Article V above, shall be payable to Tenant immediately on demand. Tenant may exercise the foregoing right without waiving any other of its rights or releasing Landlord from any of its obligations under this lease.

        (I)  ESTOPPEL CERTIFICATE

        Tenant agrees from time to time after the Commencement Date, upon not less than five days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect; that Landlord has completed Landlord's Required Work; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this lease; that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications, that this lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section (I) may be relied upon by any prospective purchaser or mortgagee of premises which include the demised premises or any prospective assignee of any such mortgagee. Landlord agrees from time to time after the Commencement Date, upon not less than five days' prior written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this lease is unmodified and in full force and effect; that Landlord has completed Landlord's Required Work; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this lease; that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications, that this lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid.

        (J)  WAIVER OF SUBROGATION

        (1) Tenant hereby releases Landlord to the extent of Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant will advise Landlord thereof and of the amount thereof. Landlord at its election, may pay the same, but shall not be obligated to do so.

        (2) Landlord hereby releases Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Tenant pays such extra cost. If extra cost is chargeable therefor, Landlord will advise Tenant thereof and of the amount thereof. Tenant at its election may pay the same, but shall not be obligated to do so.

        (K)     BROKERS

        Tenant hereby represents and warrants to Landlord that it has dealt with no broker in connection with this lease other than Equis and CB Richard Ellis Whittier Partners ("the Listed Broker/s"), and there are no other brokerage commissions or other finders' fees payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same)arising from any claim by any broker other than ("the Listed Broker/s"), claiming to have dealt with Tenant. Landlord shall pay the commission due the Listed Broker/s by separate agreement. Landlord hereby represents and warrants to Tenant that it has dealt with no broker in connection with this lease other than Equis and CB Richard Ellis Whittier Partners ("the Listed Broker/s"), and there are no other brokerage commissions or other finders' fees payable in connection herewith. Landlord hereby agrees to hold Tenant harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker other than "the Listed
Broker/s", claiming to have dealt with Landlord.

        (L)     LANDLORD'S DEFAULTS

        Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless: (1) it shall have made such repairs or alterations or performed such other act negligently; or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act.

        (M)     EFFECTIVENESS OF LEASE

The submission of this lease for examination does not constitute a reservation of, or option for, the demised premises, and this lease becomes effective as a lease only upon execution and unconditional delivery thereof by both Landlord and Tenant.

        (N)     HAZARDOUS MATERIALS

        Tenant shall not (either with or without negligence)cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by the applicable permits, or by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant shall obtain and maintain all proper permits required by applicable law or ordinance for the storage and use of hazardous materials, and Tenant shall furnish evidence of same upon request. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the demised premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the demised premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this least from any release of hazardous materials on the demised premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. Landlord shall indemnify Tenant from any release of hazardous materials on the Lot caused by Landlord or persons acting under Landlord. The within covenants shall survive the expiration or earlier termination of the term of this lease.

        (0)     DELAYS

        In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than such party's financial condition) shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

                                  ARTICLE XI
                               SECURITY DEPOSIT

        11. Landlord acknowledges that it has received from Tenant the Security Deposit, as security for the payment of rents and the performance and observance of the agreements and conditions in this lease contained on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance Landlord may apply said sum or any part thereof toward the curing of any such default or defaults and/or toward compensating Landlord for any loss or damage arising from any such default or defaults. Upon the yielding up of the demised premises at the expiration or other termination of the Term, if Tenant shall not then be in default or otherwise liable to Landlord, said sum or the unapplied balance thereof shall be returned to Tenant. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying said sum or any part thereof. No interest shall be payable on said sum or any part thereof. If Landlord shall apply said sum or any part thereof as aforesaid, Tenant shall upon demand pay to Landlord the amount so applied by Landlord, to restore the security to its original amount. Whenever the holder of Landlord's interest in this lease, whether it be the Landlord named in this lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this lease, said holder shall turn over to its transferee said sum or the unapplied balance thereof, and thereafter such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return, it being understood that Tenant shall thereafter look only to such transferee with respect to said sum, its application and return. The holder of any mortgage upon property which includes the demised premises shall never be responsible to Tenant for said sum or its application or return unless said sum shall actually have been received in hand by such holder.

                                  ARTICLE XII
                                 MODIFICATION

        12. In the event that any holder or prospective holder of any mortgage which includes the demised premises as part of the mortgaged premises, shall request any modification of any of the provisions of this lease, other than a provision directly related to the rents payable hereunder, the duration of the term hereof, or the size, use or location of the demised premises, Tenant agrees that Tenant will enter into an amendment of this lease containing each such modification so requested provided same does not enlarge Tenant's obligations hereunder.

                                 ARTICLE XIII
                                    OPTION

        13.     (A) OPTION TERM

                Tenant shall have the right, at its election, to extend the original Term of this lease for an additional period of five (5) years commencing upon the expiration of the original Term, provided that Landlord shall receive written notice from Tenant of the exercise of its election at least nine (9) months prior to the expiration of the original Term and provided further that Tenant shall not be in default beyond any applicable cure period at the time of Landlord's receipt of such notice in the performance or observance of any of the terms and agreements in this lease contained on the part of Tenant to be performed or observed. The expression "the original Term" means the period of ten (10) years referred to in Section (A) of Article 1 above. Prior to the exercise by Tenant of said election to extend the original Term, the expression "the Term of this lease" or any equivalent expression shall mean the original Term; after the exercise by Tenant of the aforesaid election, the expression "the Term of this lease" or any equivalent expression shall mean the original Term as extended. Except as expressly otherwise provided in this lease, all the agreements and conditions in this lease contained shall apply to the additional period to which the original Term shall be extended as aforesaid. If Landlord shall receive notice of the exercise of the election in the manner and within the time provided aforesaid, the Term shall be extended upon the receipt of the notice without the requirement of any action on the part of Landlord.

        B.      OPTION RENT

                During the additional period for which the original Term of this lease may be extended as set forth in Section (A) of this Article $13 above, the Fixed Rent payable hereunder shall be adjusted so as to equal the greater of
(a) the Fixed Rent payable immediately prior thereto, or (b) the "fair market rent", as mutually determined by Landlord and Tenant through the process of negotiation. Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the "fair market rent" for said additional period at least six (6) months prior to the expiration of the original Term, then the fair market rent for premises of the size and nature of the demised premises shall be determined by licensed real estate appraisers having at least five (5) years' experience in the appraisal of commercial real estate in the Greater Boston area, one such appraiser to be designated by each of Landlord and Tenant. If either party shall fail to designate its appraiser by giving notice of the name of such appraiser to the other party within fifteen (15)days after receiving notice of the name of the other party's appraiser, then the appraiser chosen by the other party shall determine the fair market rent and his determination shall be final and conclusive. If the appraisers designated by Landlord and Tenant shall disagree as to the fair market rent, but if the difference between their estimates of fair market rent shall be five percent (5%)or less of the greater of the estimates, then the average of their estimates shall be the fair market rent for purposes hereof. If the appraisers designated by Landlord and Tenant shall disagree as to the amount of fair market rent, and if their estimates of fair market rent shall vary by more than five percent (5%)of the greater of said estimates, then they shall jointly select a third appraiser meeting the qualifications set forth above, and his estimate of fair market rent shall be the fair market rent for purposes hereof if it is not greater than the greater of the other two estimates and not less than the lesser of the other two estimates. If said third appraiser's estimate is greater than the greater of the other two estimates, then the greater of the other two estimates shall be the fair market rent for purposes hereof; and if the estimate of the third appraiser shall be less than the lesser of the other two estimates, then the lesser of the other two estimates shall be the fair market rent for purposes hereof. Each of Landlord and Tenant shall pay for the services of its appraiser, and if a third appraiser shall be chosen, then each of Landlord and Tenant shall pay for one-half of the services of the third appraiser. After determination has been made of the Fixed Rent payable for the additional period, Landlord and Tenant shall execute and deliver to each other an instrument setting forth the annual Fixed Rent as so determined.

        EXECUTED as a sealed instrument in two or more counterparts as of the day and year first above written.

                                      LANDLORD:
                                      HOOD BUSINESS PARK LLC
                                      BY: CATAMOUNT RUTHERFORD LLC
                                         ITS MANAGER

                                      /s/ Stephen J. Kaneb, Manager
                                      ------------------------------
                                      Stephen J. Kaneb, Manager



                                      TENANT:
                                      COMMUNITY NETWORKS, INC.

                                      /s/ Vern Kennedy
                                      ------------------------------
                                      Vern Kennedy,  President



                                      ATTEST:

                                      /s/ Terrence Anderson
                                      ------------------------------
                                      Terrence Anderson ,President

                                  EXHIBIT A-1

                             CONDITION OF BUILDING


BASE BUILDING
-------------
Extensive interior and exterior renovations have been completed
[** ILLEGIBLE**] and virtual image. The improvements provided as part of the base building are summarized below.

Lobby Core
----------
A new central lobby core serving all three floors of the office includes:

        . a first floor lobby with quality finishes and lobbies on the second and third floors to complement the first floor

        .  new restrooms at the core

        .  two new passenger elevators

        .  new ???? tower with "?????" ????? from first to second floor

        . an existing freight elevator with outside access so that deliveries are not made through the first floor lobby.

Facade Improvements
-------------------
Restoration of the Art Deco facade that includes:

        .  new window frames and tinted glazing on all office windows

        .  additional windows to provide more light and views

        .  a new "Grand" entry leading into a first class lobby

Site Improvements
-----------------
        .  improved lighting

        . upgraded parking lot including visitor parking, islands, improved circulation and re-striping for parking and circulation.

        .  a comprehensive site signage and graphics program

        .  enhanced landscaping especially in the area of new "Grand" entry.

        .  pedestrian and vehicular access to Spice Street

Building Systems
----------------
        .  new base building HVAC

        .  new base building electrical

        .  new restrooms at core

        .  new fire protection system

        .  new roofing

        .  existing stairs towers to be cleaned, painted and revamped

                                   EXHIBIT B
                                   ---------

                           LANDLORD'S REQUIRED WORK


Landlord shall furnish and install, in accordance with approved Tenant's plans, the following materials and work in the initial preparation of the Premises for Tenant's occupancy. Landlord at Landlord's expense shall provide a "Turn-Key" design-built tenant installation based on mutually acceptable design, construction, mechanical and electrical plans to be prepared utilizing the Building standard specifications (see Exhibit A). Landlord will provide three
(3)offices and conference rooms, a pantry, a reception area and the balance of space as open plan.

Ceilings
-------

Ceiling will be suspended grid type with recessed 2'x 4'(reveal-edge) lay-in-panels.

Electrical
----------

The base building electrical design and components layout is detailed on the electrical constraction drawings. This includes the design and location of the electric room on each floor. The following summary reviews the quality of major electrical components in the tenant areas.

        Lights
        ------

        Electrical supplies for normal requirements will include: 2'x
        4' fluorescent light fixtures with paracube lenses. Allowance is one fixture for each 80 square feet of usable area. One of every twelve of these fixtures will be provided with emergency battery backup.

        Switches
        --------

        One single-pole wall-mounted light switch per 4,000 square feet of open area and one per office.

        Outlets
        -------

        One duplex wall receptacle per 500 square feet of open area and per code in office area.

        Exit Signs
        ----------

        Per code.

        Fire Alarm
        ----------

        Adequate devices for typical open office layout.

        Exterior Wall
        -------------

        The exterior and common walls in the tenant office spaces will be insulated and finished with l/4" gypsum board over 2 l/2" metal studs.

        Partitions
        ----------

        Tenant Partitions -Partitions within premises will be 2 l/2" metal studs with one layer of l/2" gypsum board on each side. Partitions will extend from floor to the acoustic tile ceiling.

        Painting
        --------
        All wall surfaces shall receive two coats of latex paint with an eggshell finish using not more than three (3) readily available colors. Any doors shall receive two coats of clear polyurethane. All frames shall receive two coats of semi-gloss enamel to match room color.

        Doors
        -----

        Tenant entrance door will consist of a 3'6" x 7'10 1/2" x 1 3/4" thick solid oak and glass door with oak frame and 3" '6" wide sidelight with oak rail and tenant signage. Hardware will include 2 pair of butts and a standard duty lever handle locker and closer.

        Interior Doors
        --------------

        Doors within premises will be 3'0" x 7'0" x 1 3/4" solid core with plain slice oak veneer. Door frames will be pressed metal. Hardware will include 1 l/2" pair of butts, one standard duty brushed brass knob set and one door stop.

        Heating, Ventilating and Air  Conditioning
        ------------------------------------------

        Heating and air conditioning will be accomplished through the use of a variable air volume (VAV)system. Air will return through the ceiling plenum. Each floor will be provided with the number of separately controlled zones shown on the HVAC construction drawings.

        Floor Covering
        --------------

        Landlord agrees to prepare the floor and provide base building carpeting at an allowance of $14.00 per square yard.

        Automatic Sprinkler System
        --------------------------

        A wet sprinkler system will be installed with one head per 150 square feet of usable area per code.


        Sun Control Blinds
        ------------------

        All windows will have 3" perforated vertical blinds similar to Louver-Drape in type and color selected by Landlord.

        Fiber Optics
        ------------

        There are three (3) fiber optic carriers to the Building; MCI, WorldCom, New England Optic Network (NEON); and Bell Atlantic. At Tenant's expense, Landlord will work with Tenant to provide two (2) diversified entrances for their fiber optic needs, preferably from different carriers. Subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, Tenant will be allowed to trench or otherwise install from the street a primary or secondary fiber optic service to the Building's telephone or equipment room, at Tenant's expense outside the Building to tie into local fiber optic network.


        SWITCH SPACE

        Landlord shall install a separate means of ingress and egress for the office space and the switch space. Within thirty (30) days of Lease Execution, Landlord at Landlord's expense shall:

                . Deliver the premises demised and secure in broom clean condition and ready for Tenant construction.

                . Remove skylights and replace with waterproof sections of roof.

                . Provide/certify a minimum of 150 lbs. per square foot floor loading to the demised premises provided, however, that Tenant at Tenant's expense and subject to Landlord's approval, shall be allowed td upgrade an area (approximately 750 RSF) to a floor loading capacity of 300 lbs. per square foot.

                . Landlord shall cause the structural components of the Building and-the demised premises to comply with ADA and local building life safety codes throughout the lease Term.

                . Provide main sprinkler loop to the demised premises. Tenant at Tenant's expense will provide per-action valve system.

                .       Provide tie-ins to Building life and safety systems.

                . Provide 1200 amp service to Tenant. Tenant, at Tenant's expense and subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, shall be responsible for providing all services and equipment necessary to bring the services to the demised premises.

                . Tenant shall, at Tenant's expense, provide any electrical and utility metering equipment.

                . Provide pad space (10'x 10') for Tenant's gas emergency generator and day tank and access to same from designated platform.

                . Provide access way for an electrical conduit from generator to Tenant's service breaker as designated by Landlord.

                . Provide the right and access to install horizontal and vertical conduit for fiber optics, subject to Landlord's approval, which shall not be unreasonably withheld.

                                   EXHIBIT C
                                   --------

                             INTENTIONALLY OMITTED

                                   EXHIBIT D
                                   ---------

                              LANDLORD'S SERVICES


        Landlord shall cause the parking areas and driveways of the Lot to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas (if any) of the Lot to be maintained in a reasonably attractive appearance. Landlord shall also cause the parking areas of the Lot to be kept lighted during hours of darkness to the extent reasonably required for the business operations conducted upon the Lot.

        Landlord shall provide to the Building hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. Landlord shall also provide to the Building elevators for the use of all tenants and the general public. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines. Landlord shall cause the common lobbies, corridors, stairways and lavatories within the Building to be kept reasonably neat and clean and lighted to the extent required by the business operations conducted within the Building. Landlord shall also cause the common areas of the Building to be heated and air conditioned during the heating and air conditioning seasons in a manner consistent with applicable law and customary practice in Boston, Massachusetts. Landlord shall also provide central heating, ventilating and air conditioning ("HVAC") service to the office portion of the demised premises which shall include air conditioning in the cooling season, and tempered air during the heating season, all during normal business hours which are 7:00 am - 6:00 pm Monday through Friday and 8:00 am - 1:00 pm on Saturdays. Tenant agrees to pay an hourly surcharge for HVAC service requested outside normal business hours. Finally, Landlord shall provide janitorial service for the office space comprising part of the demised premises. Subject to the provisions of Section (O) of Article X, Landlord agrees that throughout the Term, Tenant shall have access to the demised premises, twenty four (24) hours a day, seven (7) days a week and fifty two (52) weeks a year.

Landlord shall provide on-site uniformed security guard service to the parking lot, grounds and building entrances 24 hours per day, 365 days per year. Landlord provides a cafeteria and exercise room.

Tenant may use the freight elevator without charge during Tenant's construction of Initial Alterations and move-in period.

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS


        1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises. No merchandise, boxes or pallets may be stored by Tenant outside of the demised premises and no cars, trucks or trailers may be parked on the Lot overnight without the prior written consent of Landlord.

        2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

        3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

        4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

        5. Tenant must, upon the Termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

        6. Tenant shall, at Tenant's expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises.

        7. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

        8. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

        9. Tenant shall keep the demised premises free at all times of pests, rodents and other vermin, and at the end of each business day Tenant shall place for collection in the place or places provided therefor all trash and rubbish then in the demised premises.

        10. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulations, which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

        1l. All of the work done by Tenant shall be done by such contractors, labor and means so that, as far as may be possible, all work on the Property, whether by Landlord or Tenant, shall be done without interruption on account of strikes, work stoppages or similar causes of delay.

        12. The buildings of Hood Business Park are smoke free buildings, and Tenant shall cause its employees and invitees who smoke to restrict such smoking to areas designated as "smoking areas" by Landlord from time to time.

                                   EXHIBIT F

                            LEGAL DESCRIPTION OF LOT
PARCEL II

Being shown as Lot B on a plan entitled "Plan of Land in Boston, MASS.", dated June 7, 1982 by Dana F. Perkins and Assoc., Inc., Civil Engineers and surveyors, recorded with Suffolk County Registry of Deeds, Book 9971, Page 454.

Included within the bounds of said Lot B is registered land shown on Land Court Plan No. 12912A, dated April 20, 1928, a copy of which is filed with the Suffolk County Registry District of the Land Court with Certificate of Title No. 24288.

There is appurtenant to said Lot B all rights and easements as may exist of record, insofar as the same are now in force and applicable to be exercised in common with all others lawfully entitled thereto, including, without limitation, those rights and easements set forth or referred to in the following deeds:
Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated July 21, 1960, recorded with Suffolk County Registry of Deeds, Book 7493, Page 233; Deed from David Massif, et al, Trustees of Massif Realty Trust to H.P. Hood & Sons, Inc. dated December 19, 1963, recorded with Suffolk County Registry of Deeds, Book 7810, Page 107; Deed from Boston and Maine Corporation to H.P. Hood &
Sons, Inc., dated September 9, 1969, recorded with Suffolk County Registry of Deeds, Book 8310, Page 483; Deed from Whiting Milk Company, Inc. to H.P. Hood, Inc., dated May 31, 1973, recorded with Suffolk County Registry of Deeds, Book 8631, Page 705; Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated June 16, 1943, recorded with Suffolk County Registry of Deeds, Book 6040, Page 584; Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated December 20, 1949, recorded with Suffolk County Registry of Deeds, Book 6572, Page 369 and Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc. dated May 26, 1953, recorded with Suffolk County Registry of Deeds, Book 6873, Page 2, bounded and described as follows:

S 23 degrees 50'38" E by said Rutherford Avenue, 1143.99 feet to a point at land of David Massif; thence turning and running

S 47 degrees 49'22" W by said land of Massif and by land of W.W.F. Paper Corp., 716.04 feet to a point at land of B & M; thence turning and running

N 26 degrees 16'38" W by said land of B & M, 84.52 feet to a point; thence turning and running

N 35 degrees 33'36" W still by said land of B & M, 134.90 feet to a point; thence turning and running

N 30 degrees 10'18" W still by said land of B & M, 519.55 feet to a point; thence turning and running

N 26 degrees 23'18" W still by said land of B & M, 51.62 feet to a point; thence turning and running

N 30 degrees 32'31" W by said land of B & M, 344.11 feet to a point; thence turning and running

N 49 degrees 53'49" E still by said land of B & M, 94.19 feet to a point; thence turning and running

N 45 degrees 39'59" E still by said land of B & M, 170.84 feet to a point; thence turning and running

N 49 degrees 55'29" E still by said land of B & M, 322.29 feet to a point; thence turning and running

N 51 degrees 14'19" E still by said land of B & M, 259.17 feet to a point of beginning.

                                   EXHIBIT A

                     PLAN SHOWING LOCATION OF THE BUILDING

                                   [GRAPHIC]